AMENDMENT #1 TO THE EMPLOYMENT AGREEMENT
                   BETWEEN INFORMEDIX AND BRUCE A. KEHR, M.D.

         This Amendment # 1 to the Employment Agreement Between InforMedix and Bruce A. Kehr, M.D. (the "Amendment #1") dated as of the 5th day of February, 2001 and effective on January 1, 2001 (the "Effective Date") is between InforMedix, Inc., a Delaware corporation ("Employer" or the "Corporation") with offices at 5880 Hubbard Dr., Rockville, MD 20852-4821 and Bruce A. Kehr, M.D. residing at 9429 Holbrook Lane, Potomac, Maryland, 20854 ("Employee").

WITNESSETH:

          WHEREAS, Employer has previously employed the Employee as its Chairman of the Board of Directors ("Chairman") and Chief Executive Officer ("CEO") under and pursuant to an Employment Agreement with Employee dated as of January 1, 2000 (the "Employment Agreement"); and,

          WHEREAS, both the Employer and the Employee wish to amend the Employment Agreement and have the Employee continue employment with the Employer upon the terms and conditions set forth in this Amendment # 1.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and the consideration, the receipt and sufficiency of 'which is hereby acknowledged, Employer and Employee agree as follows.

1.       Effect of this Amendment #1.

         A. All of the terms and conditions set forth in this Amendment #1 shall:

                  (1) be effective as of the Effective Date, unless a different date is specifically referred to in this Amendment #1; and

         (2)      supersede  and  replace  those   sections  of  the  Employment
                  Agreement, which they specifically change.

         B. All other terms and conditions not specifically changed by this Amendment # 1 shall remain in full force and effect in accordance with the terms and conditions of the Employment Agreement.

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2.       Compensation; Reimbursement.

         Section  4  of  the  Employment   Agreement,   entitled   Compensation;
         Reimbursement., is replaced in its entirety by this Section 2 of this Amendment #1, entitled Compensation; Reimbursement.

         A. Commencing on the Effective Date, Employer (or at Employer's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual salary of $200,000.00 (two hundred thousand dollars), with a minimum of $40,000 (forty thousand dollars) to be paid in cash (the "Salary"). The Salary will be paid in biweekly installments.

         B. If it is determined by the Executive Committee of the Board of Directors of Employer (the "Executive Committee") that there are insufficient funds to pay any portion of the Salary in cash, then the portion of the Salary not paid in cash, up to the full amount of the Salary, will be paid in the form of non-qualified stock options of Employer, as defined in Employer's Omnibus Stock Plan (<<Plan"), with an exercise price per share of $1.00 (one dollar), which vest immediately when granted, and become exercisable one year after the date of each grant (the "Salary Options").

                  (1) The number of shares subject to the Salary Options (the "Salary Option Share(s)") will be determined by dividing the amount of the Salary not to be paid in cash, by the per share price of InforMedix Common Stock on the date of grant of the Salary Options (on the Effective Date of this Amendment # 1 it is $10.00 [ten dollars] per share), less the $1.00 (one dollar) exercise price, or $9.00 (nine dollars).

                  (2) For example, were $160,000.00 (one hundred sixty thousand dollars) of Salary not to be paid in cash, then, Salary Options to purchase 17,777.777 (seventeen thousand, seven hundred seventy-seven point seven seven seven) Salary Option Shares would be granted.

                  (3) If Employer sells, or otherwise cause to be issued, any shares of InforMedix Common Stock, or other instruments convertible into InforMedix Common Stock, for less than $10.00 (Ten Dollars) per share (the "Revised Price Per Share"), then Employer shall issue to Purchaser, additional Salary Option Shares so that the Salary Option Shares equal the amount of the Salary not to be paid in cash, divided by the Revised Price Per Share.

         C. Employer, at the election of the Board of Directors, may exercise a call on some or all of the issued, but unexercised Salary Options held by Employee as of the date of such call (a "Call"), and purchase those Salary Options from Employee within 60 (sixty) days of a Call, at a purchase price per Salary Option Share equal to the then-effective market price per share of InforMedix Common Stock, but in no event less than $10.00 (Ten Dollars) per share, less the $1.00 exercise price, and subject to the terms and conditions set forth below.

                  (1) At any time during a calendar year, Employer may exercise a Call to purchase some or all of the unexercised Salary Options earned by Employee at any time in that calendar year, up to and including the date of the exercise of a Call.

                  (2) Up to and including March 31st of any year, Employer may exercise a Call to purchase some or all of the unexercised Salary Options earned by Employee at any time in the preceding calendar year.

                  (3) Nothing in this Subsection of the Employment Agreement shall authorize or permit Employer to purchase InforMedix Common Stock owned by Employee which had previously been subject to Salary Options of Employee, and which had previously been exercised by Employee and converted to InforMedix Common Stock.

3.       Performance-Based Stock Options and Vesting.

         Section 6 of the Employment Agreement, entitled Performance-Based Stock Options and Vesting., is replaced in its entirety by this Section 3 of this Amendment #1, entitled Performance-Based Stock Options and Vesting.

         A. Employer hereby issues to the Employee upon the Effective Date of this Amendment #1, 35,001 (thirty-five thousand and one) performance-based stock options to purchase InforMedix Common Stock, in the form of non-qualified, incentive stock options of Employer, as defined in the Plan, with an exercise price of $10.00 (ten dollars) per share, which shall vest and be exercisable according to the schedule below, exercisable upon the vesting date of each grant, and otherwise subject to the terms and conditions of this Section 3. of Amendment #1 (the "'PB Options").

         B. The PB Options to purchase InforMedix Common Stock will vest based upon the attainment of pre-determined and pre-assigned performance targets, as determined by the Board of Directors.

         C. The PB Options will be for a three-year period, with one-third of the shares subject to the PB Options (the "PB Option Share(s)"), vesting in each of the three years of each grant (a "Grant").

         D. The number of PB Option Shares subject to the PB Options for each Grant, will be 11,667, which will be eligible for vesting in each of the three (3) years of each Grant.

         E. After the date that the Employee ceases to be an employee or director of Employer, no PB Options or PB Option Shares shall vest, except as specifically provided in Section 5. of this Amendment # 1.

4.       Acceleration of Vesting of Salary Options and PB Options.

         Subsection 7.E. of the Employment Agreement is hereby superseded by the following, which shall replace that Subsection in its entirety.

         A. The Salary Options and the PB Options shall accelerate and become one hundred percent vested and immediately exercisable, upon the occurrence of any of the following conditions (collectively referred to as the "Accelerated Vesting Conditions"):

         (1)      upon the dissolution or liquidation of the Company; or

         (2) upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue; or

         (3)      any combination thereof;

         (4) upon a sale of substantially all of the property of the Company to, or the acquisition of a majority of the shares of InforMedix Common Stock then outstanding by, another Corporation or person; or

         (5)      a Termination without Cause of the Employee.

5.       Adjustment of Agreement and Amendment #1 Options.

         A new Section 7 A is added to the Employment Agreement as follows.

         7A.      Adjustment of Agreement and Amendment #1 Options.

         A. In the event that InforMedix issues shares of its InforMedix Common Stock or rights, options or warrants for, or securities convertible or exchangeable into InforMedix Common Stock, to any person or entity other than Employee (collectively referred to as a "Third Party"), entitling such Third Party to subscribe for or purchase shares of InforMedix Common Stock at a price per share that is lower at the record date than the exercise price of the Base Salary Options and Option Shares issued under the Employment Agreement, and Salary Options and/or the PB Options issued under this Amendment #1 (collectively referred to as the "Agreement and Amendment #1 Options" and such event referred to as a "Dilutive Event"), the exercise price of the Agreement and Amendment # I Options shall be reduced to the exercise price or share price of the Dilutive Event.

                  (1) The new number of shares of InforMedix Common Stock purchasable upon the exercise of the Agreement and Amendment #1 Options shall be determined by multiplying the old number of shares purchasable by the Agreement and Amendment # 1 Options, by the old exercise price of the Agreement and Amendment # 1 Options, divided by the new exercise price of the Agreement and Amendment # 1 Options.

                  (2) A Dilutive Event will not be deemed to have occurred for the sale or issuance of shares of InforMedix Common Stock (including options) to employees of InforMedix, that are approved by the Board, or the exercise of currently authorized options and warrants.

         B. The number of Agreement and Amendment #1 Options will be adjusted in the same manner as other shares of InforMedix Common Stock issued and outstanding - as of the date of the Employment Agreement for the Base Salary Options and Option Shares issued under the Employment Agreement, and as of the Effective Date of this Amendment #1 for the Salary Options and the PB Options issued under this Amendment # 1 - in the event of, but not limited to, any of the following, which occur and which affect the InforMedix Common Stock: stock split; reverse stock split; recapitalization; and/or other adjustment.

         C. For as long as the stock of InforMedix has not been registered under the United States Federal securities laws and/or state securities laws, the Agreement and Amendment #1 Options cannot be transferred or sold to another individual, corporation or entity unless permitted under the InforMedix Investors Rights Agreement, or agreed upon by a majority of the Board, and then only in compliance with applicable laws and regulations.

         D. After the stock of InforMedix has been registered under the United States Federal securities laws and/or state securities laws, the shares issued as a result of exercise of the Agreement and Amendment #1 Options may be transferred or sold, but only in compliance with: the security laws of the United States of America; the security laws of applicable states; all other applicable laws and regulations; any other restrictions placed on the transferability of the Agreement and Amendment # 1 Options and agreed to by the Board of Directors of InforMedix, including but not limited to those by the underwriter or other investment banker with respect to the public offer, sale, and/or transfer of the stock of InforMedix, especially those shares of stock held by officers, directors, and insiders of InforMedix; and any other restrictions placed on the transferability of stock agreed to by the directors of InforMedix. Employee further agrees to have a legend placed on the certificates for the Agreement and Amendment #1 Options reflecting any of the provisions of this Amendment #1 and the Agreement.

6.       Termination of Employment.

         Subsections 8.C. and 8.D.of the Employment Agreement are hereby superseded by the following, which shall replace those Subsections in their entirety.

         C. Upon a Constructive Termination and/or Death or Disability Termination, as defined in the. Employment Agreement, Employee shall be entitled to the vesting of the PB Options only for the year of such termination, under the terms and conditions as set forth in this Section 3 of this Amendment #1. Nothing in this Subsection shall limit or restrict the vesting of the Salary Options and/or Salary Shares for Employee.

         D.       Termination With Cause.

                  Upon the termination of the Employee's employment under the Employment Agreement pursuant to a Termination With Cause, neither the Employee nor the Employee's beneficiary or estate shall have any further rights or claims against Employer under this Amendment #1, except

                  (1)      to receive the following:

                           (a) the unpaid portion of the Base Salary and any Salary Options computed on a pro rata basis to the date of termination; and

                           (b) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed; and

                           (c) payment of all unused vacation time accrued through the date of termination; and

                  (2)      less the following:

                           (a)      all amounts owing to Employer; and

                           (b)      the    total    value   of   any    possible
                                    misappropriations ITom Employer.


                  (3)      In addition, on the date of a Termination With Cause:

                           (a) all unvested PB Options shall immediately terminate; and

                           (b) all unvested warrants and other unvested rights granted to the Employee to purchase or otherwise receive stock of Employer, shall immediately terminate; and

                           (c) all vested but unexercised Salary Options and PB Options shall become immediately exercisable, and Employee shall have the right to exercise all, or a portion of, such vested but unexercised Salary Options and PB Options, subject to the following terms and conditions:

                                    [1]      the Employee shall have twenty (20)
                                             days from the date of a Termination
                                             With Cause to give  written  notice
                                             to  Employer   of  the   Employee's
                                             intention  to  exercise  all,  or a
                                             portion   of,   such   vested   but
                                             unexercised  Salary  Options and PB
                                             Options; and

                                    [2]      within  forty  (40)  days  from the
                                             date of a  Termination  With Cause,
                                             Employee must:

                                    [a]      exercise all, or a portion of, such
                                             vested   but   unexercised   Salary
                                             Options and PB Options; and

                                    [b]      make  payment  in full to  Employer
                                             in.  cash,  cash  equivalents,   or
                                             other  immediately  available funds
                                             for  the  exercise  of  the  Salary
                                             Options and PB Options; and

                                    [c]      otherwise   complete   the   entire
                                             settlement process for the exercise
                                             of  all,  or  a  portion  of,  such
                                             vested   but   unexercised   Salary
                                             Options and PB Options.

                                    [3]      Any    portion    of   vested   but
                                             unexercised  Salary  Options and PB
                                             Options,  which  are not  exercised
                                             under and pursuant to the terms and
                                             conditions   of   this   Subsection
                                             B.(3)(c)     shall      immediately
                                             terminate.

7.       General Provisions.

         A. This Amendment #1 contains the entire understanding between the parties and supersedes any prior written or oral agreements, understandings, term sheets. or other between them, with respect to the matters covered by this Amendment #1.

         B. This Amendment # 1 and any or all terms hereof may not be changed, waived, discharge~ or terminated orally, but only by way of an instrument in writing signed by both Employer and Employee.

         C. Employee acknowledges that this Amendment #1 was made by the parties in Maryland and shall be governed and enforced in accordance with the laws of Maryland, without reference to the conflicts of laws of the State of Maryland or any other jurisdiction. Employee acknowledges that the state and federal courts of Maryland shall be the exclusive for a for the resolution of any disputes concerning this Amendment # 1 or concerning Employee's employment with the Company and that he agrees to submit to the jurisdiction of those courts.

         D. Employee acknowledges that, if Employee breaches any provision of this Amendment #1, the Company will be irreparably harmed, that monetary damages alone may not be sufficient to adequately protect the Company ftom such breach, and that, in addition to any other remedy, the Company shall be entitled to recover all expenses incurred in enforcing these provisions, including attorneys' fees and court costs, and to a preliminary and permanent injunction enjoining such breach.

         E. If any portion of this Amendment # 1 shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provisions in a manner which is as consistent with the original intent of the provisions as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Amendment # 1 as a whole. In addition, if any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affects any provision of this Amendment #1, then the provision or provisions so affected shaH automatically be modified to conform to the law or determination and otherwise this Amendment # 1 shall continue in full force and effect.

         F. The section headings contained in this Amendment # 1 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment # 1.

         G. This Amendment #1 is personal in its nature and Employer and Employee shall not, without the consent of the other, assign or transfer this Amendment #1 or any rights or obligations under this Employment Agreement; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, assigns and successors in interest, and each successor of Employer, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the Employee.

         H. The obligations of the General Provisions Section shall survive the termination or expiration of this Amendment #1.

         I. Both parties have read the foregoing Amendment # 1 in its entirety and voluntarily agree to each of its terms and conditions with full knowledge of such terms and conditions

         J. Employer and Employee acknowledge and agree that any and all grants of Salary Options and PB Options under this Amendment # 1 are made pursuant to the authorization and terms and conditions of the Employer's Omnibus Stock Plan and Restricted Stock Agreement which shall be controlling except where expressly modified in this Amendment #1.

           IN WITNESS WHEREOF, the parties have duly executed this Amendment #1 as of the date first above written.

 INFORMEDIX, INC. ("Corporation")

 By:
     ----------------------------------             ----------------------------
     Robert H. Benson, Ph.D., President             Date

 EMPLOYEE ("Employee")

By:
    -----------------------------------             ----------------------------
      Bruce A. Kehr, M.D.                           Date